UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2024

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of 2 Directors to Board of Directors

On August 27, 2024, the Board of Directors of Glucotrack, Inc. (the “Company”) appointed Paul V. Goode, and Mr. John Ballantyne to the Board of Directors (the “Board”) as board members.

Mr. Paul V. Goode, PhD, age 57, has served as the Company’s Chief Executive Officer since November 2021. He most recently served as Vice President of Product Development at Orchestra Biomed where he oversaw development of its implantable cardiac stimulator system for hypertension. Prior to Orchestra, from 2010 until July 2019 Mr. Goode served in several executive roles at EndoStim, including Senior Vice President of R&D, Chief Technology Officer, and Interim Chief Executive Officer. From 2006 through 2010 he served as Vice President of Research and Development at Metacure and from 2004 through 2006 Mr. Goode served as Director of Engineering at Impulse Dynamics. Prior to that, Mr. Goode was employed as Director of Engineering at DexCom and as Senior Engineer at MiniMed. Mr. Goode received his BS, MS and PhD degrees from North Carolina State University. The Board has determined that Mr. Goode is an appropriate addition to the Board as a result of his extensive experience in the medical device space.

Mr. John Ballantyne, age 54, brings over 20 years of experience on the executive team at the global biotechnology contract development and manufacturing organization, Aldevron. He co-founded the company in 1998 and served as its Chief Science Officer through its acquisition by Danaher, and until December 2021. A leader in advancing biological science, Aldevron’s custom development and manufacturing services have provided scientists around the world with the essential components to accelerate research within their laboratories for groundbreaking science and breakthrough discoveries.

Due to Aldevron’s significant presence in the biotechnology sector, Mr. Ballantyne has developed relationships across a continuum of focus areas maintained through investments, Board and Scientific Advisory Board roles and co-founding of multiple companies. Mr. Ballantyne holds undergraduate degrees in Pharmacy from the Central Institute of Technology (Heretaunga, NZ) and University of Otago (Dunedin, NZ) and his Doctorate in Pharmaceutical Sciences from North Dakota State University (Fargo, ND). The Board has determined that Mr. Ballantyne’s extensive experience in healthcare research and innovation, strategic growth, and other key business functions makes him a valuable addition to the Board as the Company continues to expand and advance towards the commercialization of its novel technology.

Item 7.01 Regulation FD Disclosure

On September 3, 2024, the Company issued a press release (the “Press Release”) regarding Mr. Ballantyne’s appointment to the Board. The Press Release is furnished as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing with the Securities and Exchange Commission, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 3, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this Current Report on Form 8-K include, without limitation, statements regarding the Company’s intent or ability to regain compliance with the Minimum Bid Price Requirement and the Minimum Stockholders’ Equity Requirement, the outcome of the Nasdaq hearing and appeal process, and the anticipated actions by the Nasdaq staff and the Company’s responses and their anticipated outcome, and the ability for the common stock to remain listed on Nasdaq. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in or implied by the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024, as well as discussions of potential risks, uncertainties and other important factors in any subsequent Company filings with the Securities and Exchange Commission. All information in this Current Report on Form 8-K is as of the date of the filing; the Company undertakes no duty to update this information unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2024

GLUCOTRACK, INC.

	By:	/s/ Paul V. Goode
	Name:	Paul V. Goode
	Title:	Chief Executive Officer